UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 4, 2008
STERLING CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50132	76-0502785
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

333 Clay Street, Suite 3600	77002-4109
Houston, Texas	(Zip Code)
(Address of principal execute offices)
(713) 650-3700
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     On March 3, 2008, the Audit Committee of the Board of Directors of Sterling Chemicals, Inc. (“Sterling”), in conjunction with Sterling’s management, concluded that Sterling’s previously filed consolidated financial statements and other financial information and the related reports of its independent registered public accounting firm as contained in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2006, 2005, 2004 and 2003 and our condensed consolidated financial statements contained in our Quarterly Reports on Form 10-Q for the previously mentioned fiscal years and for the quarter ended September 30, June 30 and March 31, 2007 (collectively, the “Financial Statements”) should no longer be relied upon and should be restated due to the following errors:
•	Paid-in-kind dividends on our Series A Preferred Stock were incorrectly recorded as 4% of the Series A Preferred Stock’s liquidation value versus the fair value of the dividends. As a result of this error, redeemable preferred stock was understated and additional paid-in capital was overstated by approximately $32 million, $29 million and $27 million as of September 30, June 30, and March 31 2007, respectively, and by approximately $26 million, $22 million, $12 million, and $5 million as of December 31, 2006, 2005, 2004 and 2003, respectively, and preferred stock dividends and net loss attributable to common shareholders was understated by approximately $3 million, $2 million and $1 million for the three months ended September 30, 2007, June 30, 2007 and March 31 2007, respectively, and by $4 million, $10 million, $7 million and $5 million for the fiscal years ended December 31, 2006, 2005, 2004 and 2003, respectively.
•	Disputed revenues were inappropriately recognized resulting in a gross up of the consolidated statements of operations for the fiscal year ended December 31, 2006 and for the quarterly periods ended September 30, June 30, and March 31 2007. Revenue and selling, general and administrative expenses were overstated by $1.0 million, $1.0 million, $1.0 million and $1.6 million for the three months ended September 30, 2007, June 30, 2007, March 31 2007 and the fiscal year ended December 31, 2006, respectively. Accounts receivable and allowance for doubtful accounts were both overstated by approximately $2.5 million, $2.0 million, $1.5 million and $1.6 million as of September 30, 2007, June 30, 2007, March 31, 2007 and December 31, 2006.
     These errors did not impact Sterling’s previously reported cash and cash equivalents or cash flows. As part of the restatement process, Sterling is continuing to assess the estimated adjustments identified above and will assess any other potential items for correction as needed. Further, Sterling is evaluating the impact of these errors on our internal control over financial reporting and disclosure controls.
     Sterling has concluded that the restatement of the Financial Statements will be reflected in Sterling’s 2007 Annual Report on Form 10-K expected to be filed by March 31, 2008. Sterling will restate the affected condensed consolidated financial statements within our quarterly reports on Form 10-Q on a prospective basis.
     The Audit Committee of the Board of Directors of Sterling discussed the matters disclosed in this Item 4.02(a) with Sterling’s independent registered public accounting firm.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2008	STERLING CHEMICALS, INC.
	By:	/s/ JOHN R. BEAVER
John R. Beaver
Senior Vice President – Finance and Chief Financial Officer